AGREEMENT FOR INDEMNIFICATION AND RELEASE

Agreement for Indemnification and Release ("Agreement") is made the 16th day of March, 2011, by AlphaTrade.com ("Corporation"), and Katharine Johnston, a director of the Corporation ("Indemnitee").

RECITALS

WHEREAS, the Corporation and the Indemnitee understand and agree that interpretations of statutes, regulations, court opinions, and the Corporation's Articles of Incorporation and Bylaws, are too uncertain to provide the Indemnitee with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which she may become exposed personally as a result of performing, in good faith, her duties as an officer and director of the Corporation;

WHEREAS, the Corporation and the Indemnitee are aware of the substantial increase in the number of litigation matters filed against corporate officers and directors;

WHEREAS, the Corporation and the Indemnitee are aware that the cost of defending those litigation matters, whether or not those litigation matters are meritorious, may be in excess of the financial resources of the Indemnitee or may significantly exceed the limited benefits derived by the Indemnitee;

WHEREAS, the Corporation and the Indemnitee are aware that the legal risks and potential officer and director liabilities, or the very threat thereof, and the resulting substantial time endured, and fees and expenses incurred, in defending against such litigation matters have no reasonable logical relationship to the amount of compensation received by the Indemnitee;

WHEREAS, the Corporation believes it will be in the best interests of the Corporation and its shareholders for the Corporation to agree with the Indemnitee to indemnify and release the Indemnity, to the most complete extent permitted by law, against personal liability for actions taken in the good faith performance in her duties to the Corporation;

WHEREAS, section 78.7502 of the General Corporation Law of Nevada (“Law”) specifies the circumstances regarding the mandatory and permissive indemnification by a Nevada corporation of the officers, directors, employees and agents of that corporation, and those provisions (i) require indemnification in certain circumstances, (ii) permit indemnification in other circumstances, and (iii) prohibit indemnification in some circumstances;

WHEREAS, the members of the Board of Directors of the Corporation have determined, after careful consideration and investigation of the various options available, that the provisions of this Agreement are reasonable, prudent, and necessary to promote and ensure the best interests of the Corporation and its shareholders. The provisions of the Agreement are intended to indemnify and release the Indemnitee in connection with her resignation from the service of the Corporation, such that the Indemnitee will be secure in the knowledge that (i) she is released by the Corporation for and against any and all claims that the Corporation may have or later acquire against her and (ii) certain expenses, costs, and liabilities incurred by her in her defense of such matters will be borne and paid by the Corporation and she will receive the maximum protection against such risks and liabilities as legally may be made available to her; and

WHEREAS, the Corporation and the Indemnitee desire that the Indemnitee resign as an officer and director of the Corporation; provided, however, and on the express condition, that she is furnished with the release and indemnification specified by the provisions of this Agreement;

NOW, THEREFORE, IT IS AGREED:

1.                   Definitions. For the purposes of this Agreement, the following words and terms shall be defined as follows:

(a) The term "Proceeding" does and shall include any threatened, pending, or completed action, inquiry, lawsuit, litigation matter, or proceeding, whether commenced in the name of the Corporation, or otherwise, and whether civil, criminal, administrative, or investigative in nature, including, but not limited to, actions, inquiries, investigations, litigation matters, or proceedings commenced pursuant to or predicated on the provisions of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; their respective state and provincial counterparts; and any rule or regulation promulgated pursuant thereto, in which the Indemnitee may be, or may have been involved as, a party, or otherwise (other than plaintiff against the Corporation), because of (i) the fact that the Indemnitee is or was an officer or director of the Corporation, (ii) any action taken by the Indemnitee, or (iii) any inaction by the Indemnitee while he is or was functioning as such an officer or director of the Corporation.

(b) The term "Expenses" includes, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, court costs, attorneys' fees and disbursements, and any expenses of establishing a right to indemnification pursuant to applicable law or the provisions of Paragraph 7 of this Agreement.

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(c) References to "other enterprise" does and shall include each entity of and for which the Corporation is the managing agent and references to "serving at the request of the Corporation" does and shall include any service by the Indemnitee as an officer and director of the Corporation which imposes duties on, or involves services by the Indemnitee while functioning as such officer and director with respect to any such entity, its members, partners, or beneficiaries; and if the Indemnitee acts in good faith and in a manner he reasonably believes to be in the best interests of the members, partners and beneficiaries of such entity, the Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation," as that phrase is contemplated by the provisions of this Agreement.

(d) For the purposes of this Agreement, the Indemnitee shall be deemed to have been acting as an "Agent" if he was functioning in his capacity as (i) an officer of the Corporation, (ii) a director of the Corporation, (iii) a member of a committee of the Board of Directors of the Corporation, or (iv) a representative or agent of any other enterprise at the request of the Corporation, whether or not he is functioning in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided pursuant to the provisions of this Agreement.

(e) The term "Applicable Standard" means that the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in the best interests of the Corporation; except that in a criminal proceeding, the Indemnitee must also have had no reasonable cause to believe that the Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or any equivalent procedure shall not, of itself, create any presumption, or establish, that the Indemnitee did not satisfy the "Applicable Standard."

(f) "Independent Legal Counsel" shall include any law firm selected by the regular counsel for the Corporation from a list of law firms which satisfy reasonable criteria established by the Board of Directors of the Corporation; provided, however, such law firm has not represented the Corporation, the Indemnitee, or any person controlled by the Indemnitee within the preceding 24 calendar months.

(g) The term "Estate" shall include the following terms as those are understood in Nevada law:

(1) The duly appointed and qualified executor, executrix, administrator, administratrix, administrator with the Will annexed, or administratrix with the Will annexed, of the estate of a decedent;

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(2) The surviving joint tenant of a decedent, when shares of capital stock issued by the Corporation are owned by a decedent and a person who is not active in the business of the Corporation as joint tenants;

(3) Any other person who, because of the community property or other law of any jurisdiction, may acquire, by reason of the death of such decedent, and without formal probate proceedings, any right, title, or interest in or to shares of capital stock issued by the Corporation to such decedent; or

(4) An irrevocable living or grantor's trust for the benefit of a deceased shareholder of the Corporation.

2.                   Resignation. Subject to the provisions of this Agreement, the Indemnitee hereby resigns as a director and an officer of the Corporation.

3.                   Release of Claims. In consideration of the execution and delivery of this Agreement by the Indemnitee, the Corporation hereby irrevocably, unconditionally, and forever releases, acquits, and discharges the Indemnitee from any and all claims, charges, liabilities, obligations, losses, debts, demands, rights, actions and causes of action which the Corporation has or may acquire against the Indemnitee. It is understood that there is a risk that , subsequent to the execution and delivery of this Agreement, losses, damages, or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Agreement. It is nonetheless specifically agreed that the release specified in this Agreement is fully and completely effective, regardless of any present lack of knowledge by the Corporation as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the release specified in this Agreement is made.

4.                   Indemnity in Third Party Proceedings. The Corporation shall indemnify the Indemnitee, if the Indemnitee is made a party to or threatened to be made a party to, or otherwise involved in, any Proceeding (other than a Proceeding which is an action by or in the right of the Corporation to procure a judgment in its favor), because of the fact that the Indemnitee is or was an Agent of the Corporation. The indemnification contemplated by the provisions of this Paragraph 4 shall apply, and be limited, to and against all Expenses, judgments, fines, penalties, settlements, and other amounts, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any such Proceeding; provided, however, it is determined pursuant to the provisions of Paragraph 8 of this Agreement or by the court in which such Proceeding is or was pending that the Indemnitee satisfied the Applicable Standard.

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5.                   Indemnity in Proceedings By or In the Name of the Corporation. The Corporation shall indemnify the Indemnitee, if the Indemnitee is made a party to, or threatened to be made a party to, or otherwise involved in, any Proceeding which is an action by or in the right of the Corporation to procure a judgment in the Corporation's favor because the Indemnitee is or was an Agent of the Corporation. The indemnification contemplated by the provisions of this Paragraph 5 shall apply, and be limited, to and against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, but only if:

(a) the Indemnitee satisfies the Applicable Standard (except that the Indemnitee's belief regarding the best interests the Corporation or other enterprise need not have been reasonable);

(b) the Indemnitee acted with such care, including reasonable inquiry, as an ordinarily prudent person in a similar circumstance would use; and

(c) the Proceeding is settled or otherwise disposed of with approval of the Corporation.

No indemnification shall be made pursuant to the provisions of this Paragraph 5 for any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation in the performance of the Indemnitee's duty to the Corporation, unless, and only to the extent that, the court in which such Proceeding is or was pending shall determine upon application that, considering all the circumstances of such Proceeding, the Indemnitee is fairly and reasonably entitled to indemnification for the Expenses, which such court shall determine.

6.                   Expenses of Successful Indemnitee. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue, or matter in such Proceeding, the Indemnitee shall be indemnified by the Corporation from and against all Expenses actually and reasonably incurred in connection with such Proceeding.

7.                   Advances of Expenses. The Expenses incurred by the Indemnitee in any Proceeding shall be advanced by the Corporation prior to the final disposition of such Proceeding at the written request of the Indemnitee, but only if the Indemnitee shall undertake to repay such advances, unless and to the extent that it is ultimately determined that the Indemnitee is entitled to indemnification. Any advance required pursuant to the provisions of this Paragraph 7 shall be deemed to have been approved by the members of the Board of Directors of the Corporation to the extent the provisions of this Agreement have been approved by the members of that Board of Directors. In determining whether or not to make an advance pursuant to the provisions of this Paragraph 7, the ability of the Indemnitee to repay any such advance shall not be a factor. In a Proceeding commenced by the Corporation directly, in its own right (as distinguished from a Proceeding commenced derivatively or by any receiver or trustee), the Corporation shall have the discretion not to make the advance contemplated by the provisions of this Paragraph 7, if independent counsel advises the Corporation in writing that the Corporation has probable cause to believe, and the Corporation does, in fact, believe, that the Indemnitee did not act in good faith with regard to the subject matter of such Proceeding or a material portion of such Proceeding.

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8.                   Right of the Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification or advance contemplated by the provisions of this Agreement shall be made no later than 30 calendar days after receipt by the Corporation of a written request by the Indemnitee for such advance or indemnification and which request shall be provided in accordance with the provisions of Paragraph 12 of this Agreement. In all other situations, indemnification shall be made by the Corporation only if authorized in the specific situation, upon a determination that indemnification of the Indemnitee is proper according to the circumstances and the provisions of this Agreement by:

(a) a majority vote of a quorum of the members of the Board of Directors of the Corporation (or a duly constituted committee of that Board of Directors), consisting of officers and directors who are not parties to the Proceeding at issue;

(b) approval of a majority in interest of the issued and outstanding voting capital stock of the Corporation, and any shares of the Corporation=s voting capital stock entitled to vote therefor held by the Indemnitee shall not be entitled to vote regarding such indemnification;

(c) the court in which the Proceeding at issue is or was pending, upon application made by the Corporation or made by (i) the Indemnitee or (ii) any person rendering services in connection with the Indemnitee's defense, whether or not the Corporation opposes such application; or

(d) to the extent permitted by law and as expressed by independent legal counsel in a written opinion.

The right to indemnification or advances contemplated by the provisions of this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The burden of proving that such indemnification or advances is appropriate shall be on the Indemnitee. Neither the failure of the Corporation (including the members of its Board of Directors or independent legal counsel) to make a determination prior to the commencement of any action to determine whether such indemnification or advances is appropriate in the particular circumstances because the Indemnitee has satisfied the Applicable Standard, nor a determination by the Corporation (including the members of its Board of Directors or independent legal counsel) that the Indemnitee has not satisfied such Applicable Standard, shall be a defense to such action or create a presumption that the Indemnitee has not satisfied the Applicable Standard. The Indemnitee's Expenses incurred in connection with successfully establishing his right to such indemnification or advances, in whole or in part, in any Proceeding shall also be indemnified by the Corporation; provided, however, that if the Indemnitee is only partially successful, only an equitably allocated portion of such Expenses shall be indemnified by the Corporation.

If the Indemnitee is entitled to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, or penalties actually and reasonably incurred by the Indemnitee in the investigation, defense, appeal, or settlement of any Proceeding but not, however, for the total amount of those Expenses, judgments, fines or penalties the Corporation shall nevertheless indemnify the Indemnitee for the portion (determined on an equitable basis) of those Expenses, judgments, fines, or penalties to which the Indemnitee is entitled.

The Corporation's obligations to advance or indemnify the Indemnitee pursuant to the provisions of this Agreement shall be deemed satisfied to the extent of any payments made by an insurer for or on behalf of the Corporation or the Indemnitee.

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9.                   Indemnification Pursuant to this Agreement Is Not Exclusive. The indemnification contemplated by the provisions of this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled pursuant to the provisions of the Certificate of Incorporation or Bylaws of the Corporation, or any agreement, vote of shareholders, or disinterested officers and directors, the General Corporation Law of the State of Nevada, or otherwise, as to action in his official capacities as an officer, director of the Corporation and any other capacity while serving as an officer or director of the Corporation. The indemnification contemplated by the provisions of this Agreement shall continue as to the Indemnitee although he may have ceased to be an Agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of the Indemnitee, including the Estate of the Indemnitee.

10.                Limitations. The Corporation shall not be obligated pursuant to the provisions of this Agreement to make any payment in connection with any claim made against the Indemnitee:

(a) for which payment is made to the Indemnitee pursuant to the provisions of a valid and collectible insurance policy, except with respect to any excess beyond the amount of payments pursuant to the provisions of such policy;

(b) for which the Indemnitee is indemnified by the Corporation otherwise than pursuant to the provisions of this Agreement;

(c) based upon or attributable to the Indemnitee gaining any personal profit or advantage to which he was not legally entitled;

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(d) for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

(e) resulting from or contributed to by the active and deliberate dishonesty of the Indemnitee; provided, however, the Indemnitee shall be indemnified by the Corporation to the extent otherwise specified by the provisions of this Agreement as to any claims for which a litigation action may be commenced against the Indemnitee because of any alleged dishonesty on his part, unless a judgment or other final adjudication of such litigation action adverse to the Indemnitee shall establish that he committed acts of active and deliberate dishonesty with an actual dishonest purpose and intent, which acts were material to the litigation action so adjudicated;

(f) for omissions or acts committed in bad faith or which involve intentional misconduct or a knowing violation of law;

(g) for any omission or act that the Indemnitee believed at the time of his action to be contrary to, or inconsistent with, the best interests of both the Corporation and its shareholders, or

(h) for any transaction from which the Indemnitee derived an improper personal economic benefit in a capacity other than as a shareholder of the Corporation.

11.                Notices. The Indemnitee shall, as a condition precedent to her right to be indemnified pursuant to the provisions of this Agreement, provide to the Corporation notice in writing within 20 calendar days after he becomes aware of any claim made against him for which she believes, or should reasonably believe, indemnification will or could be sought pursuant to the provisions of this Agreement. All notices, requests, demands, and other communications (collectively, "notices") contemplated or required by the provisions of this Agreement shall be in writing (including communications by telephone, telex, or telecommunication facilities providing facsimile transmission) and mailed (postage prepaid and return receipt requested), telegraphed, telexed, transmitted or personally served to each party at the address for such party specified below such party's signature to this Agreement.

12.                Purpose of this Agreement. The parties to this Agreement represent, warrant, and covenant that they are entering into and executing this Agreement solely for the purpose of resolving and settling any and all differences and disputes which exist or which may exist and developed among them. The entering into, execution, and delivery of this Agreement shall not be considered to be an admission of any fact, matter, fault, wrongdoing, or liability.

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13.                Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded (by facsimile or electronic transmission) to each of the parties (or their counsel) for signature. The signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received (by facsimile or electronic transmission) and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

14.                Entire Agreement. This Agreement is the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that that instrument is intended to amend this Agreement and is signed by each of the parties. Nothing specified in any exhibit attached to this Agreement shall supersede or annul the terms and provisions of this Agreement, unless the matter specified in such exhibit shall expressly so provide to the contrary, and in the event of any ambiguity in meaning or understanding between this Agreement proper and the appended exhibits, the provisions of this Agreement shall prevail and control. Each of the parties represents, warrants and covenants that in executing this Agreement that party has relied solely on the terms, conditions and provisions specified in this Agreement. Each of the parties additionally represents, warrants and covenants that in executing and delivering this Agreement such party has placed no reliance whatsoever on any statement, representation, warranty, covenant or promise of the other party, or any other person, not specified expressly in this Agreement, or upon the failure of any party or any other person to make any statement, representation, warranty, covenant or disclosure of any nature whatsoever. The parties have included this paragraph to preclude (i) any claim that any party was in any manner whatsoever induced fraudulently to enter into, execute and deliver this Agreement, and (ii) the introduction of parol evidence to vary, interpret, supplement or contradict the terms, conditions and provisions of this Agreement.

15.                Governing Law. All questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Nevada, without regard to conflicts of law principles.

16.                All Consents in Writing. In any instance in which any party shall be requested to consent to or approve of any matter with respect to which that party's consent or approval is required by any of the provisions of this Agreement, such consent or approval shall be furnished in writing.

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17.                Attorneys' Fees. In the event any party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or resulting from the subject matter of this Agreement, the prevailing party shall be entitled to receive from the losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding, including, but not limited to, actual attorneys' fees and costs incurred preparatory to such prosecution and defense. Moreover, while a court of competent jurisdiction may assist in determining whether or not the fees actually incurred are reasonable in the circumstances then existing, that court is not be governed by any judicially or legislatively established fee schedule, and such fees and costs are to include those as may be incurred on appeal of any issue and all of which fees and costs shall be included as part of any judgment, by cost bill or otherwise, and where applicable, any appellate decision rendered in or resulting from such action or proceeding. For purposes of this Agreement, in any action or proceeding instituted by a party, the prevailing party shall be that party in any such action or proceeding (i) in whose favor a judgment is entered, or (ii) prior to trial, hearing or judgment any other party shall pay all or any portion of amounts claimed by the party seeking payment, or such other party shall eliminate the condition, cease the act, or otherwise cure the act of commission or omission claimed by the party initiating such action or proceeding.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ALPHATRADE.COM	KATHARINE JOHNSTON
By it’s authorized signatories:
/s/ Gordon Muir	/s/ Katharine Johnston
Gordon Muir, CEO, Director
/s/ Anthony Miller
Anthony Miller, President, Director